Exhibit 99.1

BioXcel Therapeutics Announces Preliminary Estimated Unaudited Second Quarter Net Revenues from Sales of IGALMI™ (dexmedetomidine) Sublingual Film

Focused market-access strategy generates estimated net revenue of approximately $1.1 million, highest quarterly net revenue since commercial launch

Represents 90% increase from the prior quarter and 141% increase from the second quarter of 2023

NEW HAVEN, Conn., July 16, 2024 -- BioXcel Therapeutics, Inc. (Nasdaq: BTAI), a biopharmaceutical company utilizing artificial intelligence to develop transformative medicines in neuroscience and immuno-oncology, today announced preliminary estimated unaudited net revenue results from sales of IGALMI™ (dexmedetomidine) sublingual film for the second quarter ended June 30, 2024. The Company expects unaudited revenue of approximately $1.1 million for the three months ended June 30, 2024, representing an increase of approximately 90% quarter over quarter and approximately 141% compared to the same period in 2023. Revenue growth was driven by an increase in contracting with psychiatric care clinics and behavioral health facilities using a small commercial team.

“We are pleased with the positive feedback we continue to receive from physicians, caregivers, and patients about IGALMITM for the acute treatment of agitation associated with schizophrenia or bipolar I or II disorder,” said Vimal Mehta, Ph.D., CEO of BioXcel Therapeutics. “Since our commercial launch and deployment of focused market-access strategy, we are continuing to build IGALMI brand equity. Our current indication covers the institutional setting, where an estimated 16 million agitation episodes occur annually.1-3 We believe the current market presence could also help drive our potential expansion into the at-home setting, if BXCL501 is successfully developed and approved for use at home, where we estimate an additional 23 million annual agitation episodes occur. 1-3 We look forward to advancing our SERENITY program with the goal of addressing this at-home market, while remaining focused on progressing our TRANQUILITY program to potentially reach an even greater number of patients suffering from agitation associated with Alzheimer’s dementia.”

The Company will discuss financial results and business updates for the second quarter of 2024 during its upcoming earnings conference call, the timing of which will be announced at a later date.

About IGALMI™ (dexmedetomidine) sublingual film

INDICATION

IGALMI™ (dexmedetomidine) sublingual film is a prescription medicine, administered under the supervision of a health care provider, that is placed under the tongue or behind the lower lip and is used for the acute treatment of agitation associated with schizophrenia and bipolar disorder I or II in adults. The safety and effectiveness of IGALMI has not been studied beyond 24 hours from the first dose. It is not known if IGALMI is safe and effective in children.

IMPORTANT SAFETY INFORMATION

IGALMI can cause serious side effects, including:

•	Decreased blood pressure, low blood pressure upon standing, and slower than normal heart rate, which may be more likely in patients with low blood volume, diabetes, chronic high blood pressure, and older patients. IGALMI is taken under the supervision of a healthcare provider who will monitor vital signs (like blood pressure and heart rate) and alertness after IGALMI is administered to help prevent falling or fainting. Patients should be adequately hydrated and sit or lie down after taking IGALMI and instructed to tell their healthcare provider if they feel dizzy, lightheaded, or faint.

•	Heart rhythm changes (QT interval prolongation). IGALMI should not be given to patients with an abnormal heart rhythm, a history of an irregular heartbeat, slow heart rate, low potassium, low magnesium, or taking other drugs that could affect heart rhythm. Taking IGALMI with a history of abnormal heart rhythm can increase the risk of torsades de pointes and sudden death. Patients should be instructed to tell their healthcare provider immediately if they feel faint or have heart palpitations.

•	Sleepiness/drowsiness. Patients should not perform activities requiring mental alertness, such as driving or operating hazardous machinery, for at least 8 hours after taking IGALMI.

•	Withdrawal reactions, tolerance, and decreased response/efficacy. IGALMI was not studied for longer than 24 hours after the first dose. Physical dependence, withdrawal symptoms (e.g., nausea, vomiting, agitation), and decreased response to IGALMI may occur if IGALMI is used longer than 24 hours.

The most common side effects of IGALMI in clinical studies were sleepiness or drowsiness, a prickling or tingling sensation or numbness of the mouth, dizziness, dry mouth, low blood pressure, and low blood pressure upon standing.

These are not all the possible side effects of IGALMI. Patients should speak with their healthcare provider for medical advice about side effects.

Patients should tell their healthcare provider about their medical history, including if they suffer from any known heart problems, low potassium, low magnesium, low blood pressure, low heart rate, diabetes, high blood pressure, history of fainting, or liver impairment. They should also tell their healthcare provider if they are pregnant or breastfeeding or take any medicines, including prescription and over-the-counter medicines, vitamins, and herbal supplements. Patients should especially tell their healthcare provider if they take any drugs that lower blood pressure, change heart rate, or take anesthetics, sedatives, hypnotics, and opioids.

Everyone is encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088. You can also contact BioXcel Therapeutics, Inc. at 1-833-201- 1088 or medinfo@bioxceltherapeutics.com.

Please see full Prescribing Information.

About BXCL501

Outside of its approved indication by the U.S. Food and Drug Administration as IGALMI™ (dexmedetomidine) sublingual film, BXCL501 is an investigational proprietary, orally dissolving film formulation of dexmedetomidine, a selective alpha-2 adrenergic receptor agonist. BXCL501 is under investigation by BioXcel Therapeutics for the acute treatment of agitation associated with Alzheimer’s dementia and for the acute treatment of agitation associated with bipolar I or II disorder or schizophrenia in the at-home setting. The safety and efficacy of BXCL501 for these investigational uses have not been established. BXCL501 has been granted Breakthrough Therapy designation by the FDA for the acute treatment of agitation associated with dementia and Fast Track designation for the acute treatment of agitation associated with schizophrenia, bipolar disorders, and dementia.

About BioXcel Therapeutics, Inc.

BioXcel Therapeutics, Inc. (Nasdaq: BTAI) is a biopharmaceutical company utilizing artificial intelligence to develop transformative medicines in neuroscience. Its wholly owned subsidiary, OnkosXcel Therapeutics, is focused on the development of medicines in immuno-oncology. The Company’s drug re-innovation approach leverages existing approved drugs and/or clinically validated product candidates together with big data and proprietary machine learning algorithms to identify new therapeutic indications. For more information, please visit bioxceltherapeutics.com.

Industry and Other Data

Unless otherwise indicated, information contained in this press release concerning our industry and the markets in which we operate, including our general expectations, market position and market opportunity, is based on our management’s estimates and research, as well as industry and general publications and research, surveys and studies conducted by third parties. While we believe the information from these third-party publications, research, surveys and studies included in this press release is reliable, we do not guarantee the accuracy or completeness of such information, and we have not independently verified this information. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. This data involves a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the Company’s periodic reports filed with the SEC under the captions “Forward Looking Statements,” “Risk Factor Summary” and “Risk Factors” These and other factors could cause our future performance and market expectations to differ materially from these assumptions and estimates.

Financial Disclosure Advisory

The estimated Q2 2024 net revenue included in this press release is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2024 and its results of operations for the quarterly period ended June 30, 2024. This estimate represent the most current information available to the Company’s management, as financial closing procedures for the second quarter ended June 30, 2024 are not yet complete. The Company expects that its actual interim results to be reported in the earnings release for the quarterly period ended June 30, 2024 will not differ materially from the preliminary results presented in this press release, however, these results are subject to change following the completion of quarterly accounting procedures and adjustments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements related to: the Company’s estimated financial results for the second quarter ended June 30, 2024; the Company’s planned advancement of its TRANQUILITY and SERENITY trials; the potential market opportunity for IGALMI in both the in-care and at-home settings; the Company’s business strategy and plans; and continued use of and feedback related to IGALMI by physicians in medical settings. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation: its limited operating history; its incurrence of significant losses; its need for substantial additional funding and ability to raise capital when needed; the impact of the reprioritization; its significant indebtedness, ability to comply with covenant obligations and potential payment obligations related to such indebtedness and other contractual obligations; the Company has identified conditions and events that raise substantial doubt about its ability to continue as a going concern; its limited experience in drug discovery and drug development; risks related to the TRANQUILITY program; its dependence on the success and commercialization of IGALMI™, BXCL501, BXCL502, BXCL701 and BXCL702 and other product candidates; the number of episodes of agitation and the size of the Company’s total addressable market may be overestimated, and approval that the Company may obtain may be based on a narrower definition of the patient population; its lack of experience in marketing and selling drug products; the risk that IGALMI or the Company’s product candidates may not be accepted by physicians or the medical community in general; the Company still faces extensive and ongoing regulatory requirements and obligations for IGALMI; the failure of preliminary data from its clinical studies to predict final study results; failure of its early clinical studies or preclinical studies to predict future clinical studies; its ability to receive regulatory approval for its product candidates; its ability to enroll patients in its clinical trials; undesirable side effects caused by the Company’s product candidates; its novel approach to the discovery and development of product candidates based on EvolverAI; the significant influence of and dependence on BioXcel LLC; its exposure to patent infringement lawsuits; its reliance on third parties; its ability to comply with the extensive regulations applicable to it; impacts from data breaches or cyber-attacks, if any; risks associated with the increased scrutiny relating to environmental, social and governance (ESG) matters; risks associated with federal, state or foreign health care “fraud and abuse” laws; and its ability to commercialize its product candidates, as well as the important factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at www.bioxceltherapeutics.com.. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contact Information

Corporate

BioXcel Therapeutics
Erik Kopp
1.203.494.7062
ekopp@bioxceltherapeutics.com

Media

Russo Partners
David Schull
1.858-717-2310
David.schull@russopartnersllc.com

Scott Stachowiak
1.646-942-5630
Scott.stachowiak@russopartnersllc.com

Source: BioXcel Therapeutics, Inc.

BT BIOXCEL THERAPEUTICS is a registered trademark of BioXcel Therapeutics, Inc.
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Copyright © 2024, BioXcel Therapeutics, Inc. All rights reserved.

References

1. Data on file relating to agitation episodes associated with schizophrenia or bipolar I or II disorder. BioXcel Therapeutics, Inc. New Haven, CT December 2020. Actual addressable market may be smaller.

2. Data from Wu EQ, Shi L, Birnbaum H, et al. Annual prevalence of diagnosed schizophrenia in the USA: a claims data analysis approach. Psychol Med. 2006;36(11):1535-1540. Estimates based on whether indications are approved for at-home use for the intended patient population and such patients are treatable. Actual addressable market may be smaller.

3. National Institute of Mental Health. Prevalence of bipolar disorder in adults. November 2017. Accessed December 16, 2022. https://www.nimh.nih.gov/health/statistics/bipolar-disorder. Episode estimations may not reflect potential treatable episodes, and actual addressable market may be smaller.